                                                                    EXHIBIT 99.1


  Internal Revenue Service                    Department of the Treasury

                                              Washington, DC 20224
Index Numbers: 355.01-00   402.00-00
               355.04-00

Mr. Richard W. Bailine                        Contact Person:
KPMG Peat Marwick, LLP                        Phoebe Bennett
2001 M Street, NW
Washington, DC 20036                          Telephone Number:
                                              202-622-7750

                                              In Reference to:
                                              CC:DOM:CORP:1 PLR-121341-97

                                              Date: FEB 24 1998

Re:   Imperial Bancorp & Subsidiaries


Parent              =      Imperial Bancorp
                           EIN 95-2575576

State A             =      California

Exchange A          =      New York Stock Exchange

Distributing        =      Imperial Bank
                           EIN 95-2247354

Business A          =      commercial banking

Business B          =      financing for the entertainment
                           industry, including project financing
                           and discounting contracts for motion
                           picture or television production

Business C          =      providing mid- to long-term loans for
                           small businesses

Sub A               =      Imperial Trust Company
                           EIN 95-4673021

B%                  =      approximately 24.5 percent

Sub B               =      Imperial Credit Industries, Inc.
                           EIN 95-4054791

Sub C               =      Crown American Bank
                           EIN 95-4673021

Controlled          =      Imperial Financial Group, Inc.
                           EIN 91-1817448

$a                  =      approximately $120,000,000

$b                  =      approximately $90,000,000

$c                  =      approximately $30,000,000

Bank                =      NationsBank of Texas

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PLR-107628-97

$d                  =      approximately $50,000,000

$e                  =      approximately $40,000,000

$f                  =      approximately $5,000,000

$g                  =      approximately $10,000,000

$h                  =      approximately $25,000,000

Business D          =      purchasing and reselling of financial instruments to
                           investors as a broker/dealer registered with the
                           Securities and Exchange Commission

Sub D               =      Broker/Dealer (to be formed)

Parent Qualified    =      profit sharing and employee stock ownership plan of
Plans                      Imperial Bancorp (which contains the employee stock
                           ownership plan of Imperial Bancorp maintained as a
                           separate plan prior to January 1, 1997) and salary
                           investment plan of Imperial Bancorp

Shareholder L       =      George L. Graziado

Shareholder M       =      The Graziado Family Trust

Shareholder N       =      Trustee for Imperial Bank's ESOP and benefit plans

r percent           =      11.59
-

s percent           =      5.97
-

t percent           =      7.57
-

u percent           =      5.33
-

Dear Mr. Bailine:

     This is in response to a letter dated April 11, 1997, requesting a ruling as to the federal income tax consequences of a proposed transaction. Additional information was submitted in letters dated June 2, September 16, and November 10, 1997 and January 20 and February 18, 1998.

     The rulings contained in this letter are predicated upon the facts and representations submitted by the taxpayer and accompanied by a penalties of perjury statement executed by an


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PLR-107628-97

appropriate party. This office has not verified any of the material submitted in support of the request for rulings. Verification of the factual information, representations, and other data may be required as part of the audit process.

     Parent, incorporated in State A, is the parent of a consolidated group of corporations. Parent uses the accrual method of accounting and files its federal income tax on a calendar year. It has a single class of voting common stock issued and outstanding, which is publicly traded on Exchange A. Parent is subject to both the requirements of the Bank Holding Company Act of 1956 ("BHCA") and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA").

     Parent has four shareholders who each own more than five percent of the outstanding stock: Shareholder L, r percent; Shareholder M, s percent;
                                   -                         -
Shareholder N, t percent; and, Shareholder O, u percent.
               -                              -

     Parent holds all of the single class of Distributing voting common stock issued and outstanding. Distributing has engaged in Business A, Business B, and Business C for many years. Distributing owns all of the issued and outstanding stock of Sub A, an investment of B% (more than 20% and less than 25%) of the stock of Sub B.

     Parent proposes the following steps effect corporate separation:

     (1) Distributing will transfer all of the assets of Business C to Sub C in exchange for all of the Sub C stock.

     (2) Distributing will transfer all of the assets of Business B and all of the Stock of Sub A, Sub B, and Sub C to Controlled in exchange for Class A shares of Controlled. Controlled will authorize two classes of voting common stock, Class A, which will have one vote per share with no liquidation preferences, and Class B, which will have one-tenth vote per share with no liquidation preferences.

     (3) Distributing will distribute all of the Class A shares it owns in Controlled to Parent.

     (4) Parent will distribute all of the Class A shares it will receive from Distributing to the Parent shareholders pro rata.

     (5) Controlled thereafter will undertake a stock offering of between 10 and 15 percent of its Class A shares.




















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PLR-107628-97

     Distributing has provided financial information indicating that Business A and Business B have each had gross receipts and operating expenses representative of the active conduct of a trade or business for each of the past five years. Parent is indirectly engaged in an active trade or business through its ownership of all of the stock of Distributing, which accounts for at least 90 percent of the fair market value of the gross assets of Parent.

     Distributing's management believes that the transaction accomplishes three business purposes: (i) to facilitate a stock offering of Controlled, (ii) to allow Parent to comply with BHCA requirements by divesting its indirect interest in Sub B, and (iii) to expand Controlled's other businesses in a publicly traded company not subject to federal and state banking laws and regulations.

     Parent is concerned that its indirect ownership of Sub B may violate the BHCA. Because Parent cannot assure regulators that wishes Distributing to divest its interest in Sub B. In addition, Distributing's financial advisors recommend that Controlled use the Sub B stock as collateral for cost effective borrowings to raise additional capital. Distributing will meet these goals by transferring the stock of Sub B to Controlled as part of the spin off.

     The separation of the stock of Controlled from the Distributing group will require replacement of $a of nontransferable FDIC liabilities of Distributing which relate to assets to be transferred to Controlled. $b of the $a of FDIC liabilities relate to Business B, while the remaining $c relate to Sub C. Because Controlled will be prohibited from assuming these liabilities, Distributing has arranged a credit facility with Bank, an unrelated lender, to be secured by the Controlled assets. Distributing will borrow $a under the credit facility, which it will use to pay the FDIC liabilities. In connection with the distribution, Controlled will assume all liabilities created under the credit facility. In addition, Controlled will require $d to satisfy current obligations to be transferred to Controlled which relate to Business B. Controlled will borrow $d under the credit facility to satisfy these current obligations.

     Controlled will need to raise an additional $e in the stock offering. The stock offering is needed because Controlled could not obtain these additional funds by borrowing in a cost effective manner. $f will be used by Controlled for general corporate purposes. $g will purchase or capitalize Business D. The remaining $h will fund Business B.

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PLR-107628-97

     Although Controlled, Business B, and Business D require funds from the stock offering and/or credit facility, the other subsidiaries need no funds. Distributing's investment bankers have advised that a successful stock offering by Controlled depends upon the inclusion of Sub A, Sub B, and Sub C. They base this determination on several factors. Diversified non-BHCA companies like Controlled have performed successfully in the marketplace. Investors in similar diversified companies appear to be able to understand and value the various components, including the value added by diversification and the reduction of risk. The investment bankers also believe that for a successful stock offering, Controlled will require the income from Sub A, Sub B, and Sub C to reach an adequate market capitalization. Finally, management believes its proposals for non-BHCA interaction among the subsidiaries of Controlled will create strategic synergies which will attract investors.

     As to the Sub B stock, the investment bankers indicate that many investors likely to participate in the stock offering already own stock of Sub B, and should favorably value the impact upon Controlled of Sub B's growth prospects.

     Distributing will form Sub D to conduct Business D either immediately prior to or following the distribution. If formed immediately prior to the distribution, Distributing will transfer the stock of Sub D to Controlled as part of step (2). Business D will be purchased from a third party or capitalized subsequent to the distribution. No rulings were requested and no opinion is expressed regarding the federal income tax consequences of either the formation of Sub D or the purchase or capitalization of Business D.

     Parent has a stock option plan, under which either "incentive stock options" or nonstatutory options were granted to its directors and employees and those of its affiliates. The options' exercise prices equal the fair market value of Parent's common stock on the date of grant. Directors' options are immediately exercisable.

     Controlled will form a stock option plan for compensating employees. Upon exercise of the options, Controlled employees will receive Controlled Class B shares. Stock options for Class A shares will be used to convert nonstatutory options or incentive stock options for Parent stock held by those employees of Distributing and Parent that will become employees of Controlled.

     Parent maintains for employees two qualified defined contribution retirement plans ("Parent Qualified Plans"); (i) a profit sharing plan and (ii) a (S) 401(k) plan. These qualified plans in the aggregate own approximately seven percent of

Page 6
PLR-107628-97

Parent's stock. Controlled will establish a profit sharing plan and a (S) 401
(k) plan which mirror the Parent Qualified Plans for those employees of Distributing and Parent that will become employees of Controlled. Upon consummation of the transaction, each of the Parent Qualified Plans and the Controlled qualified plans holding stock of Parent will receive stock of Controlled. On or after the fifth day after the transaction, the Controlled qualified plans will exchange Parent shares for Controlled shares held by the Parent Qualified Plans. To the extent the Parent Qualified Plans continue to own Controlled stock, within 90 days of the transaction, the Controlled qualified plans will purchase Controlled stock from the Parent Qualified Plans. To the extent the Parent Qualified Plans continue to own Controlled stock, within 90 days of the transaction, the Parent Qualified Plans will sell in open market transactions any Controlled stock not sold to the Controlled qualified plans and reinvest the proceeds in Parent stock.

     The following additional representations have been made in connection with step (1) of the proposed transaction:

     (a) No stock or securities will be issued for services rendered to or for the benefit of Sub C and no stock will be issued for Sub C indebtedness.

     (b) The transfer is not the result of the solicitation by a promoter, broker, or investment house.

     (c) Distributing will not retain any rights in the property transferred to Sub C.

     (d) The value of the stock received in exchange for accounts receivable will be equal to the net value of the accounts transferred, i.e., the face amount of the accounts receivable previously included in income less the amount of the reserve for bad debts.

     (e) The adjusted basis and the fair market value of the assets to be transferred by Distributing to Sub C will, in each instance, be equal to or exceed the sum of the liabilities to be assumed by Sub C, plus any liabilities to which the transferred assets are subject.

     (f) The liabilities of Distributing to be assumed by Sub C, if any, were incurred ***for business purposes*** in the ordinary course of business and are associated with the assets to be transferred.

     (g) There is no indebtedness between Sub C and Distributing and there will be no indebtedness created in favor of Distributing as a result of the transaction.

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PLR-107628-97

        (h) The transfers and exchanges will occur under a plan agreed upon before the transaction in which the rights of the parties are defined.

        (i)  All exchanges will occur on approximately the same date.

        (j) There is no plan or intention on the part of Sub C to redeem or otherwise reacquire any stock to be issued in the proposed transaction.

        (k) Following steps (1) - (5), taking into account any issuance of additional shares of Sub C stock; any issuance of stock for services; the exercise of any Sub C stock rights, warrants, or subscriptions; a public offering of Sub C stock; and the sale, exchange, transfer by gift, or other disposition of any of the stock of Sub C, Controlled will be in "control" of Sub C within the meaning of (S) 368(c) of the Internal Revenue Code.

        (1) Distributing will receive stock of Sub C approximately equal to the fair market value of the property transferred to Sub C.

        (m) Sub C will remain in existence and retain and use the property transferred to it in a trade or business.

        (n) There is no plan or intention by Sub C to dispose of the transferred property.

        (o) Each of the parties to the transaction will pay its own expenses, if any, incurred in connection with the proposed transaction.

        (p) Sub C will not be an investment company within the meaning of (S) 351(e)(1) and Income Tax Regulations (S) 1.351-1(c)(1)(ii).

        (g) Distributing is not under the jurisdiction of a court in a title 11 or similar case (within the meaning of (S) 368(a)(3)(A) and the stock or securities received in the exchange will not be used to satisfy the indebtedness of such debtor.

        (r) Sub C will not be a "personal service corporation" within the meaning of (S) 269A.

        The following additional representations have been made in connection with step (2) of the proposed transaction:

Page 8
PLR-107628-97

     (s) No stock or securities will be issued for services rendered to or for the benefit of Controlled, and no stock will be issued for Controlled indebtedness.

     (t) The transfer is not the result of the solicitation by a promoter, broker, or investment house.

     (u) Distributing will not retain any rights in the property transferred to Controlled.

     (v) The value of the stock received in exchange for accounts receivable will be equal to the net value of the accounts transferred, i.e., the face amount of the accounts receivable previously included in income less the amount of the reserve for bad debts.

     (w) The adjusted basis and the fair market value of the assets to be transferred by Distributing to Controlled will, in each instance, be equal to or exceed the sum of the liabilities to be assumed by Controlled, plus any liabilities to which the transferred assets are subject.

     (x) The liabilities of Distributing to be assumed by Controlled, if any, (other than the Credit Facility) were incurred in the ordinary course of business and are associated with the assets to be transferred.

     (y) There is no indebtedness between Controlled and Distributing and there will be no indebtedness created in favor of Distributing as a result of the transaction.

     (z) The transfers and exchanges will occur under a plan agreed upon before the transaction in which the rights of the parties are defined.

     (aa) All exchanges will occur on approximately the same date.

     (bb) There is no plan or intention on the part of Controlled to redeem or otherwise reacquire any stock to be issued in the proposed transaction.

     (cc) Taking into account any issuance of additional shares of Controlled stock; any issuance of stock for services; the exercise of any Controlled stock rights, warrants or subscriptions; a public offering of Controlled stock; and the sale, exchange, gift, or other disposition of any of the stock of Controlled to be received in step (4) above, the shareholders of Parent that receive Controlled stock will own stock possessing more than 50 percent of the total combined voting power of all classes of Controlled stock entitled to vote and more than 50

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PLR-107628-97

percent of the total value of shares of all classes of Controlled stock ((S) 351(c)).

     (dd) Distributing will receive stock of Controlled approximately equal to the fair market value of the property transferred to Controlled.

     (ee) Controlled will remain in existence and retain and use the property transferred to it in a trade or business.

     (ff) There is no plan or intention by Controlled to dispose of the transferred property.

     (gg) Each of the parties to the transaction will pay its own expenses, if any, incurred in connection with the proposed transaction.

     (hh) Controlled will not be an investment company within the meaning of (S) 351(e)(1) and (S) 1.351-1(c)(1)(ii).

     (ii) Distributing is not under the jurisdiction of a court in a title 11 or similar case (within the meaning of (S) 368(a)(3)(A)) and the stock or securities received in the exchange will not be used to satisfy the indebtedness of such debtor.

     (jj) Controlled will not be a "personal service corporation" within the meaning of (S) 269A.

     The following additional representations have been made in connection with steps (3) - (5) of the proposed transaction:

     (kk) No part of the consideration distributed by either Parent or Distributing will be received by a shareholder as a creditor, employee, or in any capacity other than that of a shareholder of the corporations.

     (ll) The five years of financial information submitted on behalf of Distributing and Controlled is representative of each corporation's present operations, and, with regard to each of such corporations, there have been no substantial operational changes since the date of the last financial statements submitted.

     (mm) Immediately after the distribution by Parent at least 90 percent of the fair market value of the gross assets of Parent will consist of the stock of Distributing that is engaged in the active conduct of a trade or business.

     (nn) Following the transaction, Distributing and Controlled will each continue the active conduct of their respective businesses, independently and with their separate employees.

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PLR-107628-97

     (oo) Following the transaction, the fair market value of the assets of the active trade or business conducted by Controlled, respectively, will exceed five percent of the fair market value of the gross assets of such corporation.

     (pp) The distribution of the stock controlled is carried out for the following corporate business purposes: to facilitate a stock offering of Controlled, to allow Parent to comply with BHCA requirements by divesting its indirect interest in Sub B, and to expand Controlled's other businesses in a publicly traded company not subject to federal and state banking laws and regulations. The distribution of the stock of Controlled is motivated, in whole or substantial part, by one or more of these corporate business purposes.

     (qq) There is no plan or intention by any shareholder who owns five percent or more of the stock of Parent or Distributing, and the managements of Parent and Distributing, to the best of their knowledge, are not aware of any plan or intention on the part of any particular remaining shareholder or security holder of either Parent or Distributing, to sell, exchange, transfer by gift, or otherwise dispose of any stock in, or securities of, Parent, Distributing, or Controlled after the transaction.

     (rr) There is no plan or intention by Parent, Distributing or Controlled, directly or through any subsidiary corporation, to purchase any of its outstanding stock after the transaction, other than through stock purchases meeting the requirements of (S) 4.05(1)(b) of Rev. Proc. 96-30.

     (ss) There is no plan or intention to liquidate Parent, Distributing or Controlled, to merge any of the corporations with any other corporation, or to sell or otherwise dispose of the assets of any of the corporations after the transaction, except in the ordinary course of business.

     (tt) The total adjusted bases and the fair market value of the assets transferred to Controlled by Distributing each equals or exceeds the sum of the liabilities assumed by Controlled plus any liabilities to which the transferred assets are subject; and the liabilities assumed in the transaction and the liabilities to which the transferred assets are subject were incurred **in the ordinary course of business** ??for business purposes?? and are associated with the assets being transferred.

     (uu) No intercorporate debt will exist between Parent or Distributing and Controlled at the time of, or subsequent to, the distribution of Controlled stock.

     (vv) Immediately before the distribution, items of income, gain, loss, deduction, and credit will be taken into account as

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PLR-107628-97

required by the applicable intercompany transaction regulations (see (S) 1.1502-
                                                                 ---
13 and (S) 1.1502-14 as in effect before the publication of T.D. 8597, 1995-2 C.B. 147, and as currently in effect; (S) 1.1502-13 as published by T.D. 8597). Distributing will not have an excess loss account (determined taking into account the assumption by Controlled of the Credit Facility) with respect to the stock of Controlled (See (S) 1.1502-19).

     (ww) Payments made in connection with all continuing transactions, if any, between Parent or Distributing and Controlled will be for fair market value based on terms and conditions arrived at by the parties bargaining at arm's length.

     (xx) No two parties to the transaction are investment companies as defined in (S) 368(a)(2)(F)(iii) and (iv).

     Based solely on the information submitted and on the representations set forth above, it is held as follows with respect to step (1):

     (1) The transfer by Distributing of Business C to Sub C in exchange for Sub C stock and the assumption by Sub C of the liabilities will be a transfer to a controlled corporation within the meaning of (S) 351(a). The subsequent transfer by Distributing of the Sub C stock to Controlled will not cause the transfer of the assets to Sub C to fail to qualify under (S) 351(a).

     (2) No gain or loss will be recognized by Distributing on the transfer of Business C to Sub C in exchange for the stock of Sub C and the assumption by Sub C by Sub C of the liabilities ((SS) 351(a) and 357
          (a)).

     (3) No gain or loss will be recognized by Sub C on the receipt of Business C in exchange for the stock of Sub C ((S) 1032(a)).

     (4) The basis of the Business C assets in the hands of Sub C will be the same as the basis of the assets in the hands of Distributing immediately prior to the transfer ((S) 362(a)).

     (5) The holding period of the Business C assets in the hands of Sub C will include, in each instance, the period during which the assets were held by Distributing ((S) 1223(2)).

     (6) The basis of the Sub C stock received by Distributing in exchange for the Business C assets will be the same as the basis of the Business C assets immediately prior to the exchange, decreased by the amount of the

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PLR-107628-97

         liabilities assumed by Sub C ((S) 358(a)(1) and 358(d)(1)).

     (7) The holding period of the stock of Sub C received by Distributing will include the holding period of the Business C assets transferred to Sub C, provided that the Business C assets were held by Distributing as capital assets on the date of the exchange ((S) 1223(1)).

     Based solely on the information submitted and on the representations set forth above, it is held as follows with respect to step (2):

     (1) The transfer by Distributing of Business B and the stock of Sub A, Sub B, Sub C, and Sub D, if applicable, in exchange for Controlled stock and the assumption by Controlled of the liabilities will be a transfer to a controlled corporation within the meaning of (S) 351(a).

     (2) No gain or loss will be recognized by Distributing on the transfer of Business B and the stock of Sub A, Sub B, Sub C, and Sub D, if applicable, to Controlled in exchange for the stock of Controlled and the assumption by Controlled of the liabilities ((S)(S) 351(a) and 357(a)).

     (3) No gain or loss will be recognized by Controlled on the receipt of Business B and the stock of Sub A, Sub B, Sub C, and Sub D, if applicable, in exchange for the stock of Controlled ((S) 1032(a)).

     (4) The basis of the Business B assets and the stock of Sub A, Sub B, Sub C, and Sub D, if applicable, in the hands of Controlled will be the same as the basis of the assets and stock in the hands of Distributing immediately prior to the transfer ((S) 362(a)).

     (5) The holding period of the Business B assets and the stock of Sub A, Sub B, Sub C, and Sub D, if applicable, in the hands of Controlled will include, in each instance, the period during which the assets and stock were held by Distributing ((S) 1223(2)).

     (6) The basis of the Controlled stock received by Distributing in exchange for the Business B assets and the stock of Sub A, Sub B, Sub C, and Sub D, if applicable, will be the same as the basis of the assets and stock immediately prior to the exchange, decreased by the amount of the liabilities assumed by Controlled ((S) 358(a)(1) and 358(d)(1).

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PLR-107628-97


        (7) The holding period of the stock of Controlled received by Distributing will include the holding period of the Business B assets and the stock of Sub A, Sub B, Sub C, and Sub D, if applicable, transferred to Controlled, provided that the Business B assets and the stock of Sub A, Sub B, Sub C, and Sub D, if applicable, were held by Distributing as capital assets on the date of the exchange ((S) 1223(1).

        Based solely on the information submitted and on the representations set forth above, it is held as follows with respect to steps (3) - (5):

        (8) No gain or loss will be recognized by Distributing or Parent, respectively upon the respective distributions of all the Controlled stock ((S) 357(c)(1)).

        (9) No gain or loss will be recognized by (and no amount will be included in the income of) Parent or the Parent shareholders, respectively, upon the receipt by each of the Controlled stock ((S) 355(a)(1)).


        (10) The basis of the stock of Controlled in the hands of Parent or the Parent shareholders, respectively, will be the same as the basis of the Distributing or Parent stock, as applicable, held by Parent or the Parent shareholders, respectively, immediately prior to the distribution, allocated in proportion to the fair market value of each in accordance with (S) 358(b)(2) and (S) 1.358-2(a)(2).

        (11) The holding period of the Controlled stock to be received by Parent or the Parent shareholders, respectively, after the distribution will include the holding period of the Distributing or Parent stock previously owned by such shareholders, provided that the shares of Distributing or Parent stock, as applicable, are held as a capital asset on the date of the distribution ((S) 1223(1)).

        (12) Proper allocation of earnings and profits between Parent, Distributing and Controlled will be made under (S) 1.312-10(b).

        (13) Provided that the options for Controlled shares will not have a readily ascertainable fair market value when granted, no income, gain or loss will be recognized by holders of outstanding stock options for Parent stock upon surrender of such options and the issuance of new options to acquire stock of Controlled in exchange therefor.

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PLR-107628-97

     (14) No income, gain or loss will be recognized by holders of outstanding stock options for Parent stock as a result of the adjustment to the exercise price of, and number of shares subject to such options to reflect the decline in value of Parent stock resulting from the spin off of Controlled.

     (15) Provided that the requirements of (S) 162 are satisfied, Controlled will be entitled to a tax deduction upon the exercise of a nonstatutory option to acquire Controlled Stock, or a "disqualifying disposition" of Controlled stock issued under an "incentive stock option," in an amount equal to the compensation income recognized by the optionee upon the exercise or disqualifying disposition, as applicable.

     (16) The proposed transaction does not constitute a change of ownership of Controlled, within the meaning of (S) 280G(b)(2) and Q&A-27 of (S) 1.280G-1 of the proposed regulations, as no person, or more than one person acting as a group, will acquire ownership of more than 50 percent of the total fair market value or total voting power of Controlled.

     (17) Prior to the proposed transaction described above, Controlled stock acquired by the Parent Qualified Plans pursuant to the spin off will be treated as "securities of the employer corporation" with respect to which net unrealized appreciation may be excluded from gross income upon distribution to a participant or beneficiary to the extent such distribution is part of a lump sum distribution under section 402(e)(4)(D), or represents a distribution of employee after tax contributions pursuant to section 402(e)(4)(A).

     (18) Any exchange by the Parent Qualified Plans of Controlled stock received pursuant to the spin off for additional Distributing stock shall constitute an exchange of "securities of the employer corporation" for purposes of section 402(j)(2) so that any net unrealized appreciation attributable to such Controlled stock before the exchange shall be attributed, immediately after the exchange, to the Distributing stock received by the Parent Qualified Plans.

     (19) Pursuant to the authority granted by section 402(j)(2)(B) to extend the 90-day period for reinvesting in employer securities, the disposition of Controlled stock received by the Parent Qualified Plans pursuant to the spin off and the purchase of Parent stock with the proceeds from any disposition may take

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PLR-107628-97

          place over a period of 90 days from the date of the disposition (not the date of the spinoff), so that the determination of net unrealized appreciation of such Parent stock will be made without regard to such receipt, disposition and purchase. This ruling does not apply to any employee with respect to whom a distribution of money was made during the period after such disposition and before such purchase.

    (20) For purpose of determining net unrealized appreciation under section 402(e), the basis of the Controlled and Parent stock will be determined by allocating the basis in the Parent stock immediately prior to the spin off between Controlled and Parent stock immediately after the spin off in accordance with the rules of section 358.

    Except as ruled above, no opinion is expressed about the tax treatment of the proposed transaction under any other provisions of the Code or regulations or about the tax treatment of any conditions existing at the time of, or effects resulting from, the proposed transaction not specifically covered by the above rulings. In particular, we express no opinion as to whether any of the options in question qualify or will qualify as "incentive stock options," as defined in
(S) 422(b). Furthermore, we express no opinion regarding the effects of application of the provisions of (S) 482 or the alternative minimum tax provisions.

    This ruling is directed only to the taxpayers who requested it. Section 6110(j)(3) of the Code provides that it may not be used or cited as precedent.

    It is important that a copy of this letter be attached to the federal income tax returns of the taxpayers involved for the taxable year in which the transaction covered by this letter is consummated.

                                     Sincerely yours,
                                     Assistant Chief Counsel (Corporate)


                                     By /s/ Howard W. Staiman
                                       ------------------------------
                                       Howard W. Staiman
                                       Assistant to the Chief, Branch 1